UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

May 8, 2012

Date of Report (Date of Earliest Event Reported)

PACWEST BANCORP

(Exact Name of Registrant as Specified in Charter)

DELAWARE	00-30747	33-0885320
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10250 Constellation Blvd., Suite 1640

Los Angeles, California 90067

(Address of Principal Executive Offices)(Zip Code)

(310) 286-1144

(Registrant’s Telephone Number, including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☒          Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.                                        Submission of Matters to a Vote of Security Holders.

On May 9, 2012, PacWest Bancorp (the “Company”) held its annual meeting of stockholders. The Company’s stockholders approved each of the four proposals detailed in the Corporation’s 2012 Proxy Statement.

Proposal 1

The election of the Company’s directors for the annual term expiring in 2013:

			Broker
	For	Withhold	Non-Vote
1. Election of Directors:
Mark N. Baker	30,627,182	235,399	2,688,960
Craig C. Carlson	30,632,602	229,979	2,688,960
Stephen M. Dunn	28,537,144	2,325,437	2,688,960
John M. Eggemeyer	20,298,046	10,564,535	2,688,960
Barry C. Fitzpatrick	28,530,834	2,331,747	2,688,960
George E. Langley	30,610,877	251,704	2,688,960
Susan E. Lester	30,631,296	231,285	2,688,960
Timothy B. Matz	28,533,872	2,328,709	2,688,960
Arnold W. Messer	29,812,119	1,050,462	2,688,960
Daniel B. Platt	30,472,197	390,384	2,688,960
John W. Rose	30,366,110	496,471	2,688,960
Robert A. Stine	28,435,461	2,517,120	2,688,960
Matthew P. Wagner	30,559,357	303,224	2,688,960

Proposal 2

Amendment to the 2003 Stock Incentive Plan

			Broker
For	Against	Abstain	Non-Vote

18,587,626	12,135,912	139,043	2,688,960

Proposal 3

Advisory vote on Executive Compensation:

			Broker
For	Against	Abstain	Non-Vote

25,840,364	4,844,249	177,968	2,688,960

Proposal 4

Ratification of the selection of KPMG as the Corporation’s independent registered public accounting firm for the fiscal year ending December 31, 2012:

For	Against	Abstain

32,799,993	425,976	325,572

Item 8.01.                                        Other Events.

On May 8, 2012, PacWest Bancorp issued a press release disclosing its proposal to acquire First California Financial Group, Inc. in an all-stock merger for $7.25 per share. The press release announcing the proposal, including the text of the letter delivered to the Board of First California Financial Group, Inc., is attached as Exhibit 99.1 to this Current Report and is incorporated herein by reference.

Item 9.01                                           Financial Statements and Exhibits.

(d)  Exhibits.

Exhibit No.	Description
99.1	Press Release dated May 8, 2012.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PACWEST BANCORP

Date: May 11, 2012	By:	/s/ Lynn M. Hopkins
		Name:	Lynn M. Hopkins
		Title:	Executive Vice President & Corporate Secretary